INDEX TO FINANCIAL STATEMENTS

Page
INTERIM FINANCIAL STATEMENTS OF SABINE PASS LNG, L.P.:
Balance Sheet as of September 30, 2006 (unaudited) and December 31, 2005	F-2
Statements of Operations for the nine months ended September 30, 2006 and 2005 and the period from October 20, 2003 (date of inception) to September 30, 2006 (unaudited)	F-3
Statements of Partners’ Capital (Deficit) as of December 31, 2003, 2004, 2005 and September 30, 2006 (unaudited)	F-4
Statements of Cash Flows for the nine months ended September 30, 2006 and 2005 and the period from October 20, 2003 (date of inception) to September 30, 2006 (unaudited)	F-5
Notes to Financial Statements (unaudited)	F-6

SABINE PASS LNG, L.P.

(DEVELOPMENT STAGE LIMITED PARTNERSHIP)

BALANCE SHEET

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$—
Restricted cash and cash equivalents	10,837,165	8,871,148
Accounts receivable	281,946	—
Advance to EPC contractor	2,732,528	8,086,700
Advances to affiliate	302,327	241,916
Short-term derivative asset	2,546,884	423,211
Prepaid expenses	436,309	415,583
Other	31,291	4,750

TOTAL CURRENT ASSETS	17,168,450	18,043,308
PROPERTY, PLANT AND EQUIPMENT, NET	563,937,734	270,739,878
DEBT ISSUANCE COSTS, NET	25,928,606	18,496,739
LNG INTANGIBLE ASSETS	17,920	17,920
LONG-TERM DERIVATIVE ASSET	—	1,837,209
ADVANCES UNDER LONG-TERM CONTRACTS	4,880,110	—
OTHER	1,892,096	—

TOTAL ASSETS	$613,824,916	$309,135,054

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable	$6,532,250	$—
Accrued liabilities	35,568,895	44,402,904
Accrued liabilities to affiliate	435,000	435,000

TOTAL CURRENT LIABILITIES	42,536,145	44,837,904
DEFERRED REVENUES	40,000,000	40,000,000
LONG-TERM DEBT	351,500,000	—
LONG-TERM DERIVATIVE LIABILITY	19,376,298	—
LONG-TERM DEBT—RELATED PARTY	—	37,376,851
INTEREST PAYABLE—RELATED PARTY	—	119,918
OTHER NON-CURRENT LIABILITIES	550,587	—
PARTNERS’ CAPITAL
Partners’ capital, including deficit accumulated during development stage of $20,951,344 and $11,672,117 at September 30, 2006 and December 31, 2005, respectively	176,487,309	184,986,152
Accumulated other comprehensive income (loss)	(16,625,423)	1,814,229

	159,861,886	186,800,381

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$613,824,916	$309,135,054

See notes to interim financial statements.

SABINE PASS LNG, L.P.

(DEVELOPMENT STAGE LIMITED PARTNERSHIP)

STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		Period from October 20, 2003 (Date of Inception) to September 30,
	2006	2005	2006
	(unaudited)	(unaudited)	(unaudited)
REVENUES	$—	$—	$—
EXPENSES
Legal	1,655	203,793	2,226,670
Professional	556,536	246,050	1,556,896
Technical consulting	25,909	—	4,576,560
Public relations	9,438	65,416	108,130
Land site rental	1,144,596	—	1,144,596
Travel and entertainment	54,134	18,752	149,571
Depreciation expense	35,260	7,466	47,895
Overhead charge	2,972,361	2,858,063	7,066,376
Phase 2 development reimbursement	4,526,826	—	4,526,826
Other	64,992	5,651	144,324

TOTAL EXPENSES	9,391,707	3,405,191	21,547,844

LOSS FROM OPERATIONS	(9,391,707)	(3,405,191)	(21,547,844)
OTHER INCOME
Interest income	156,212	103,955	297,306
Derivative gain (loss), net	(43,732)	(21,161)	299,194

TOTAL OTHER INCOME	112,480	82,794	596,500

NET LOSS	$(9,279,227)	$(3,322,397)	$(20,951,344)

See notes to interim financial statements.

SABINE PASS LNG, L.P.

(DEVELOPMENT STAGE LIMITED PARTNERSHIP)

STATEMENTS OF PARTNERS’ CAPITAL (DEFICIT)

	General Partner	Limited Partner	Accumulated Other Comprehensive Income (Loss)	Total Partners’ Capital (Deficit)
	Sabine Pass LNG-GP, Inc.	Sabine Pass LNG-LP, LLC
Balance at October 20, 2003 (inception)	$—	$—	$—	$—
Comprehensive loss:
Net loss	—	(2,763,446)	—	(2,763,446)

Total comprehensive loss				(2,763,446)

Balance at December 31, 2003	—	(2,763,446)	—	(2,763,446)
Distributions	—	(10,000,000)	—	(10,000,000)
Comprehensive loss:
Net loss	—	(4,653,782)	—	(4,653,782)

Total comprehensive loss				(4,653,782)

Balance at December 31, 2004	—	(17,417,228)	—	(17,417,228)
Capital contributions	—	196,658,269	—	196,658,269
Rescinded distribution	—	10,000,000	—	10,000,000
Comprehensive loss:
Change in fair value of derivative instrument	—	—	1,814,229	1,814,229
Net loss	—	(4,254,889)	—	(4,254,889)

Total comprehensive loss				(2,440,660)

Balance at December 31, 2005	—	184,986,152	1,814,229	186,800,381
Capital contributions (unaudited)	—	780,384	—	780,384
Comprehensive loss (unaudited):
Change in fair value of derivative instrument (unaudited)	—	—	(18,439,652)	(18,439,652)
Net loss (unaudited)	—	(9,279,227)	—	(9,279,227)

Total comprehensive loss (unaudited)				(27,718,879)

Balance at September 30, 2006 (unaudited)	$—	$176,487,309	$(16,625,423)	$159,861,886

See notes to interim financial statements.

SABINE PASS LNG, L.P.

(DEVELOPMENT STAGE LIMITED PARTNERSHIP)

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		Period from October 20, 2003 (Date of Inception) to September 30,
	2006	2005	2006
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,279,227)	$(3,322,397)	$(20,951,344)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	35,260	7,466	47,895
Non-cash derivative gain	368,236	2,169	6,318
Change in operating assets and liabilities:
Prepaid expenses	(20,726)	(420,833)	(436,309)
Accounts payable and accrued liabilities	2,809,881	(1,103,146)	4,316,148
Accrued liabilities—affiliate	—	435,000	435,000
Deferred revenues	—	15,000,000	40,000,000
Payable to affiliate	—	(7,417,617)	—
Other	(146,459)	23,259	(31,291)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(6,233,035)	3,203,901	23,386,417
CASH FLOWS FROM INVESTING ACTIVITIES
Advances to EPC contractor, net of transfers to construction-in-progress	—	(16,173,400)	—
Advances to affiliate	(60,411)	(297,271)	(302,327)
Investment in restricted cash and cash equivalents	(1,966,017)	—	(10,837,165)
LNG terminal construction-in-progress	(287,482,740)	(164,462,914)	(524,642,017)
Advances under long-term contracts	(4,880,110)	—	(4,880,110)
Other assets	(1,892,096)	—	(1,892,096)
Purchase of LNG site options	—	—	(211,590)
Purchase of fixed and LNG intangible assets	(101,849)	(64,270)	(179,038)

NET CASH USED IN INVESTING ACTIVITIES	(296,383,223)	(180,997,855)	(542,944,343)
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance costs	(11,506,891)	(15,847,501)	(28,600,343)
Proceeds from subordinated note—related party	—	—	37,376,851
Repayment of subordinated note—related party	(37,376,851)	—	(37,376,851)
Proceeds from Sabine Pass Facility	351,500,000	—	351,500,000
Partner contributions	—	171,849,782	196,658,269

NET CASH PROVIDED BY FINANCING ACTIVITIES	302,616,258	156,002,281	519,557,926

NET DECREASE IN CASH AND CASH EQUIVALENTS	—	(21,791,673)	—
CASH AND CASH EQUIVALENTS—beginning of period	—	21,822,032	—

CASH AND CASH EQUIVALENTS—end of period	$—	$30,359	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES
Distribution payable	$—	$(10,000,000)	$(10,000,000)

Limited partner contribution	$780,384	$—	$780,384

See notes to interim financial statements.

SABINE PASS LNG, L.P.

(DEVELOPMENT STAGE LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE A – BASIS OF PRESENTATION

The accompanying unaudited financial statements of Sabine Pass LNG, L.P. have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Interim results are not necessarily indicative of results to be expected for the full fiscal year ending December 31, 2006.

NOTE B – DEVELOPMENT STAGE OPERATIONS

Sabine Pass LNG, L.P. (“the Partnership”) was formed on October 20, 2003. Operations to date have been devoted to preconstruction and construction activities. Although the Partnership has obtained Federal Energy Regulatory Commission (“FERC”) approval to commence the construction of a liquefied natural gas (“LNG”) receiving terminal in Western Cameron Parrish, Louisiana on the Sabine Pass Channel (the “LNG Receiving Terminal”), closed on project financing agreements, and began construction on the LNG Receiving Terminal in March 2005, the ultimate profitability of the Partnership will depend on, among other factors, the successful completion of the construction of the LNG Receiving Terminal and its placement into operation, which is not expected until approximately 2008.

NOTE C – RESTRICTED CASH AND CASH EQUIVALENTS

In July 2006, the Partnership entered into a $1.5 billion amended and restated credit facility (the “Amended Sabine Pass Credit Facility”) to fund Phase 1 and Phase 2 – Stage 1 expansion (see Note G – Long-Term Debt). Under the terms and conditions of the Amended Sabine Pass Credit Facility, all cash held by the Partnership is controlled by the collateral agent. These funds can only be released by the collateral agent upon receipt of satisfactory documentation that the LNG Receiving Terminal project costs are bona fide expenditures and are permitted under the terms of the Amended Sabine Pass Credit Facility. The Amended Sabine Pass Credit Facility does not permit the Partnership to hold any cash or cash equivalents outside of the accounts established under the agreement. Because these cash accounts are controlled by the collateral agent, the Partnership’s cash balance of $10,837,165 held in these accounts as of September 30, 2006 is classified as restricted on the Balance Sheet.

NOTE D – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is comprised of LNG terminal construction-in-progress expenditures, LNG site and related costs and fixed assets, as follows:

	September 30, 2006	December 31, 2005
	(unaudited)
LNG TERMINAL COSTS
LNG terminal construction-in-progress	$563,625,264	$270,488,707
LNG site and related costs, net	199,247	204,537

Total LNG terminal costs	563,824,511	270,693,244
FIXED ASSETS
Computer and office equipment	19,244	3,958
Computer software	33,331	19,698
Leasehold improvements	10,000	10,000
Vehicles	98,543	25,613
Accumulated depreciation	(47,895)	(12,635)

Total fixed assets, net	113,223	46,634

PROPERTY, PLANT AND EQUIPMENT, NET	$563,937,734	$270,739,878

SABINE PASS LNG, L.P.

(DEVELOPMENT STAGE LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

NOTE E – DERIVATIVE INSTRUMENTS

Interest Rate Derivative Instruments

In connection with the closing of the $822,000,000 credit facility (the “Sabine Pass Credit Facility”) in February 2005 with an initial syndicate of 47 financial institutions, the Partnership entered into swap agreements (“Swaps”) with HSBC and Société Générale. Under the terms of the Swaps, the Partnership will be able to hedge against rising interest rates, to a certain extent, with respect to its drawings under the Sabine Pass Credit Facility, up to a maximum amount of $700,000,000. The Swaps have the effect of fixing the LIBOR component of the interest rate payable under the Sabine Pass Credit Facility with respect to hedged drawings under the Sabine Pass Credit Facility up to a maximum of $700,000,000 at 4.49% from July 25, 2005 through March 25, 2009 and at 4.98% from March 26, 2009 through March 25, 2012. The final termination date of the Swaps is March 25, 2012.

In connection with the closing of the Amended Sabine Pass Credit Facility in July 2006, the Partnership entered into additional interest rate swap agreements with HSBC Bank, USA and Société Générale. The new swap agreements, along with the original Swaps, have the combined effect of fixing the LIBOR component of the interest rate payable on borrowings up to a maximum of $1.25 billion at a blended rate of 5.26% from July 25, 2006 through July 1, 2015 (collectively, the “Sabine Pass Swaps”).

Accounting for Hedges

Statement of Financial Accounting Standard (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, establishes accounting and reporting standards for derivative instruments. Under SFAS No. 133, the Partnership is required to record derivatives on its balance sheet as either an asset or liability measured at their fair value, unless exempted from derivative treatment under the normal purchase and normal sale exception. Changes in the fair value of derivatives are recognized currently in earnings unless specific hedge criteria are met.

These criteria require that the derivative is determined to be effective as a hedge and that it is formally documented and designated as a hedge.

The Partnership has determined that the Sabine Pass Swaps qualify as cash flow hedges within the meaning of SFAS No. 133 and has designated them as such. At inception, the Partnership determined the hedging relationship of the Sabine Pass Swaps and the underlying debt to be highly effective. The Partnership will continue to assess the hedge effectiveness of the Sabine Pass Swaps on a quarterly basis in accordance with the provisions of SFAS No. 133.

SFAS No. 133 provides that the effective portion of the gain or loss on a derivative instrument designated and qualifying as a cash flow hedging instrument be reported as a component of other comprehensive income (“OCI”), and be reclassified into earnings in the same period during which the hedged forecasted transaction affects earnings. The remaining gain or loss on the derivative instrument, if any, must be recognized currently in earnings. For the nine months ended September 30, 2006 and 2005, the Partnership recognized net derivative losses of $43,732 and $21,161 into earnings, respectively. If the forecasted transaction is no longer probable of occurring, the associated gain or loss recorded in OCI is recognized currently in earnings.

SABINE PASS LNG, L.P.

(DEVELOPMENT STAGE LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

Below is a reconciliation of the net derivative liability to the Partnership’s accumulated OCI as of September 30, 2006:

Net derivative liability	$(16,548,046)
Effective non-cash items	(49,210)
Ineffective non-cash items	(28,167)

Accumulated OCI	$(16,625,423)

The maximum length of time over which the Partnership has hedged its exposure to the variability in future cash flows for forecasted transactions is seven years under the Sabine Pass Swaps. As of September 30, 2006, $2,750,875 of accumulated net deferred gains on the Sabine Pass Swaps, currently included in OCI, was expected to be reclassified to earnings during the next twelve months, assuming no change in the LIBOR forward curve at September 30, 2006. The actual amounts that will be reclassified will likely vary based on the probability that interest rates will, in fact, change. Therefore, the Partnership is unable to predict what the actual reclassification from OCI to earnings (positive or negative) will be for the next twelve months.

NOTE F – ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	September 30, 2006	December 31, 2005
	(unaudited)
LNG terminal construction costs	$30,399,459	$39,729,865
Interest and related debt fees	4,498,271	4,639,523
Debt issuance cost	671,165	—
Professional and legal services	—	33,516
Affiliate	435,000	435,000

	$36,003,895	$44,837,904

NOTE G – LONG-TERM DEBT

In February 2005, the Partnership entered into an $822,000,000 Sabine Pass Credit Facility with an initial syndicate of 47 financial institutions. Société Générale serves as the administrative agent and HSBC Bank, USA serves as collateral agent. This Sabine Pass Credit Facility was subsequently amended and restated in July 2006. The Amended Sabine Pass Credit Facility increased the amount of loans available to the Partnership from $822,000,000 to $1.5 billion to finance Phase 1 and the Phase 2 – Stage 1 expansion of the Partnership’s Sabine Pass LNG receiving terminal.

Principal amounts owed under the Amended Sabine Pass Credit Facility must be repaid in semi-annual installments commencing upon the earlier of six months following the term conversion date (as defined in the Amended Sabine Pass Credit Facility) or such earlier date as we may specify upon satisfaction of certain conditions on or before October 1, 2009. Scheduled amortization during the repayment period will be based upon a 19-year mortgage style semi-annual amortization profile with a balloon payment due on the final maturity date, July 1, 2015.

SABINE PASS LNG, L.P.

(DEVELOPMENT STAGE LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

Borrowings under the Amended Sabine Pass Credit Facility bear interest at a variable rate equal to LIBOR plus the applicable margin. The applicable margin varies from 0.875% to 1.125% during the term of the Amended Sabine Pass Credit Facility. Interest is calculated on the unpaid principal amount outstanding and is payable semi-annually in arrears. A commitment fee of 0.50% per annum on the daily, undrawn portion of the lenders’ commitments is required. Administrative fees must also be paid annually to the agent and the collateral agent.

The collateral agent holds all of our funds and other investments in certain collateral accounts in the Partnership’s name but under the exclusive control of the collateral agent.

The Amended Sabine Pass Credit Facility contains customary conditions precedent to any borrowings, as well as customary affirmative and negative covenants. The Partnership was in compliance, in all material respects, with these covenants at September 30, 2006 and December 31, 2005. The Partnership has obtained, and may in the future seek, consents, waivers and amendments to the Amended Sabine Pass Credit Facility documents. The obligations of the Partnership under the Amended Sabine Pass Credit Facility are secured by all of the Partnership’s personal property, including the TUAs with Total LNG USA, Inc. (“Total”) and Chevron USA, Inc. (“Chevron”).

During the construction period, all interest costs, including amortization of related debt issuance costs and commitment fees, will be capitalized as part of the total cost of Phase 1 and Phase 2 of the Partnership’s Sabine Pass LNG receiving terminal. As of September 30, 2006 and December 31, 2005, $15,884,000 and $5,323,000, respectively, in commitment fees, interest costs, impact of interest rate swaps and amortization of debt issuance costs had been capitalized and included in LNG terminal construction-in-progress.

NOTE H – RELATED PARTY TRANSACTIONS

As of September 30, 2006 and December 31, 2005, the Partnership had $302,327 and $241,916, respectively, of advances to affiliates.

In August 2006, the Partnership reimbursed an affiliate for certain previously incurred costs directly related to Phase 2 – Stage 1 of the Sabine Pass LNG receiving terminal. These costs, which amount to $14,851,928, were reimbursed in connection with the Amended Sabine Pass Credit Facility. The Partnership accounted for these reimbursed costs consistent with how the affiliated company recorded these costs, which was consistent with the Partnership’s accounting policy related to accounting for LNG activities. The reimbursed costs were recorded by the Partnership as a $4,526,826 Phase 2 development reimbursement expense on the Statement of Operations, $6,436,806 as an addition to LNG terminal construction-in-process, $3,659,566 as advances under long-term contracts on the Balance Sheet. In addition to the August reimbursement, Sabine Pass LNG-LP, LLC, the limited partner of the Partnership, contributed $780,384 to the Partnership for additional Phase 2 – Stage 1 costs.

During 2005 and the first nine months of 2006, the Partnership paid a management fee of $435,000 per month to affiliated parties totaling $4,350,000 for the year ended December 31, 2005 and $3,915,000 for the nine months ended September 30, 2006, which is included as an overhead charge within the accompanying statement of operations net of amount capitalized. As of September 30, 2006 and December 31, 2005, the Partnership had $435,000 and $435,000, respectively, of accrued liabilities to affiliates related to these management fees.

From October 20, 2003 (Date of Inception) through December 31, 2004, the Partnership’s activities were 100% funded by wholly-owned subsidiaries of Cheniere Energy, Inc. (“Cheniere”).

SABINE PASS LNG, L.P.

(DEVELOPMENT STAGE LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

NOTE I – INCOME TAXES

The Partnership is not subject to federal income taxes as the partners are taxed individually on their proportionate share of the Partnership’s earnings. Accordingly, no provision or liability for federal income taxes is included in the accompanying financial statements.

NOTE J – COMMITMENTS AND CONTINGENCIES

LNG Site Leases

In January 2005, the Partnership exercised its options and entered into three land leases for the LNG Receiving Terminal site. The leases have an initial term of 30 years, with options to renew for six 10-year extensions. In February 2005, two of the three leases were amended, thereby increasing the total acreage under lease to 853 acres and increasing the annual lease payments to $1,501,000. For 2005, these payments were capitalized as part of the construction cost of the LNG Receiving Terminal; however, beginning January 2006, these lease payments were expensed as required by FSP 13-1.

LNG Agreements

In July 2006, the Partnership entered into an engineering, procurement, construction and maintenance (“EPCM”) Agreement for Phase 2 – Stage 1 with Bechtel Corporation (“Bechtel”) for engineering, procurement, construction and management of construction services in connection with the Partnership’s 1.4 billion cubic feet per day expansion at its LNG Receiving Terminal. Cash payments are made into an account that is controlled by Bechtel for payment to vendors that perform work on-site. The account is used to facilitate payments for costs that will be incurred in the future. Under the terms of the EPCM agreement, Bechtel will be paid on a cost reimbursable basis, plus a fixed fee in the amount of $18,500,000. A discretionary bonus may be paid to Bechtel at the Partnership’s sole discretion upon completion of Phase 2 – Stage 1.

In July 2006, the Partnership entered into an engineering, procurement, and construction (“EPC”) LNG Unit Rate Soil Improvement Contract with Remedial Construction Services, L.P. (“Remedial”) for engineering, procurement, and construction of soil improvement work. Work includes, but is not limited to, design, surveying, estimating, procurement and transportation of materials, equipment, labor, supervision and construction activities necessary to satisfactorily complete work on the Phase 2 – Stage 1 site. The estimated total contract price is $28,500,000. A 10% initial payment of $2,847,002 was made to Remedial in August 2006 and is classified under “Advances under long-term contracts” on the Balance Sheet. Additional progress payments will be paid based on quantities of work performed at unit rates, minus 10% retainage that will be paid upon final completion as well as any credits and early payment discounts applicable.

In July 2006, the Partnership entered into an EPC LNG Tank Contract with Diamond LNG LLC (“Diamond”) and Zachry Construction Corporation (“Zachry” and collectively with Diamond, the “Tank Contractor”) for the construction of two Phase 2 – Stage 1 tanks. In addition, the Partnership has the option (to be elected on or before March 31, 2007) for the Tank Contractor to engineer, procure and construct a sixth tank, with the cost and completion date to be agreed upon if the option is elected. The estimated total contract price for the two Phase 2 – Stage 1 tanks is $54,679,844 and $84,406,449 for Diamond and Zachry, respectively. Initial payments of $2,628,839 and $3,808,002 were made to Diamond and Zachry, respectively, in August 2006. Additional milestone payments of work incurred, minus a 5% retainage that will be paid upon final completion, will be based on a lump-sum, fixed price, subject to adjustments based on fluctuations in the cost of labor and materials.

SABINE PASS LNG, L.P.

(DEVELOPMENT STAGE LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

Legal Proceedings

The Partnership may in the future be involved as a party to various legal proceedings, which are incidental to the ordinary course of business. The Partnership regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. In the opinion of management and legal counsel, as of September 30, 2006 and December 31, 2005, there were no threatened or pending legal matters that would have a material impact on the Partnership’s results of operations, financial position or cash flows.

NOTE K – SUBSEQUENT EVENTS

As of October 25, 2006, $383,400,000 had been drawn under the Amended Sabine Pass Credit Facility.